Exhibit 10.17

                [LETTERHEAD OF LOCATEPLUS HOLDINGS CORPORATION]


August  5,  2003

Douglas  H.  Leighton
A  Managing  Member
Dutchess  Private  Equities  Fund,  L.P.
312  Stuart  St.
Boston,  MA  02116

Dear  Mr.  Leighton:

For good and valuable consideration, the receipt of which is acknowledged, you agree (i) to terminate the Investment Agreement, dated June 2, 2003, and the Registration Agreement, dated June 2, 2003 (collectively, the "Agreements") between LocatePLUS Holdings Corporation ("LocatePLUS") and Dutchess Private Equities Fund, L.P. ("Dutchess"); and (ii) to release and discharge LocatePLUS from any and all obligations to Dutchess or any of its agents arising from either of the Agreements.


Agreed  and  Accepted


 /S/ Douglas  H.  Leighton
---------------------------
By     Douglas  H.  Leighton
     A  Managing  Member




Regards,

 /S/ James C. Fields
---------------------------
James  C.  Fields
VP  of  Finance  and  Acting CFO